Exhibit 99.3

Notice of Withdrawal
CONVERGYS CORPORATION

OFFER TO EXCHANGE
UP TO $125,000,000 AGGREGATE PRINCIPAL AMOUNT OF
5.75% JUNIOR SUBORDINATED CONVERTIBLE
DEBENTURES DUE 2029 (“2029 DEBENTURES”)
FOR UP TO $122,549,019 AGGREGATE PRINCIPAL AMOUNT OF
OUR OUTSTANDING 4.875% SENIOR NOTES DUE 2009 (“2009 SENIOR NOTES”)
(CUSIP NO. 212485 AD8)
Pursuant to the Preliminary Prospectus Dated September 9, 2009

THE EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 6, 2009, UNLESS EXTENDED OR EARLIER TERMINATED BY US (SUCH DATE, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE “EXPIRATION DATE”). TENDERED 2009 SENIOR NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The undersigned acknowledges receipt of the preliminary prospectus dated September 9, as it may be amended from time to time (the “Prospectus”), of Convergys Corporation, an Ohio corporation (the “Company”), in connection with the offer to exchange (the “Exchange Offer”) up to $125,000,000 aggregate principal amount of the Company’s newly issued 5.75% Junior Subordinated Convertible Debentures due 2029 (the “2029 Debentures”) for up to $122,549,019 aggregate principal amount of the Company’s outstanding 4.875% Senior Notes due 2009 (the “2009 Senior Notes”) that are validly tendered and not validly withdrawn under the terms and conditions set forth in the Prospectus. All withdrawals of the 2009 Senior Notes previously tendered in the Exchange Offer must comply with the procedures described in the Prospectus under “The Exchange Offer — Withdrawal rights.”

The undersigned has identified in the table below the 2009 Senior Notes that it is withdrawing from the Exchange Offer:

DESCRIPTION OF 2009 SENIOR NOTES WITHDRAWN
	Principal Amount	Date(s) 2009 Senior Notes
Principal Amount Previously Tendered	Withdrawn*	were Tendered
2009 Senior Notes

TOTAL PRINCIPAL AMOUNT WITHDRAWN

* 2009 Senior Notes may be withdrawn in whole or in part in integral multiples of $1,000. All 2009 Senior Notes listed under “Principal Amount Previously Tendered” shall be deemed withdrawn unless a lesser number is specified in this column.

You may transmit this Notice of Withdrawal to the Exchange Agent, U.S. Bank National Association, at the addresses listed on the back of the Prospectus, or by facsimile transmission at (651) 495-8097.

If any 2009 Senior Notes were tendered through The Depository Trust Company (“DTC”), please provide the DTC Participant Number below. This form should only be used for withdrawals of 2009 Senior Notes delivered through DTC if the undersigned needs to withdraw 2009 Senior Notes on the final day of the Exchange Offer and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for withdrawal.

If you hold your 2009 Senior Notes through a broker, dealer, commercial bank, trust company, custodian or similar institution, do not submit this form to U.S. Bank National Association. If you hold your 2009 Senior Notes through such an institution, that institution must deliver the notice of withdrawal with respect to any 2009 Senior Notes you wish to withdraw. You should consult the institution through which you hold your 2009 Senior Notes regarding the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal or facsimile notice of withdrawal to U.S. Bank National Association on your behalf before midnight, New York City time, on the Expiration Date.

This notice of withdrawal must be signed below by the registered holder(s) of the 2009 Senior Notes tendered as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such 2009 Senior Notes. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to act.

NAME(S):
Please Print

ACCOUNT NUMBER(S):

X

X
Signature(s)

CAPACITY (FULL TITLE):

ADDRESS (INCLUDING ZIP CODE):

AREA CODE AND TELEPHONE NUMBER:

TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER:

DTC PARTICIPANT NUMBER (IF APPLICABLE):

DATED:  , 2009

The Company will determine all questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion, and its determination shall be final and binding, absent a finding to the contrary by a court of competent jurisdiction. None of the Company, the Dealer Manager, the Exchange Agent, the Information Agent (each as defined in the Prospectus) or any other person is under any duty to give notice of any defects or irregularities in any notice of withdrawal and none of them will incur any liability for failure to give any such notice.

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